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                                                                   EXHIBIT 10.42


                               SECOND AMENDMENT TO
                        BINDVIEW DEVELOPMENT CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN


         Pursuant to authority reserved to the Board of Directors of BindView Development Corporation (the "Company") in Article IX of the BindView Development Corporation 1999 Employee Stock Purchase Plan, as amended (the "Plan"), and subject to approval of the Company's shareholders, the Board of Directors of the Company hereby amends the Plan as follows effective January 1, 2003:

         The first sentence of Section 1.2 of the Plan is amended and restated to read in its entirety as follows:

                  1.2 Share Commitment. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 2,000,000 Shares (taking into account the 2 for 1 stock split in February 2000), subject to adjustment as provided in this Section.



         Approved as of the 27th day of January, 2003.